SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SignalSoft Corporation
             (Exact name of registrant as specified in its charter)

Delaware                                                        84-1268226
(State of incorporation                                        (IRS Employer
 or organization)                                           Identification No.)


          1495 Canyon Boulevard
               Boulder, Colorado                                     80302
(Address of principal executive offices)                           (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:

                          Securities to be registered pursuant to Section 12(b)
of the Act:

                  Title of each class            Name of each exchange on which
                  to be so registered:           each class is to be registered:
                    Common Stock                      Nasdaq National Market
              $0.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The information contained in Registrant's registration statement on Form S-1 filed with the Securities and Exchange Commission on April 13, 2000 (SEC File No. 333-34670), as amended (the "1933 Act Registration Statement"), in particular the information contained therein under the captions "Prospectus Summary" and "Description of Capital Stock," is hereby incorporated by reference.



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


Item 2. Exhibits.

        Listed below are all exhibits filed as a part of this registration statement:

       1.       The specimen of the Common Stock Certificate filed as Exhibit
                4.1 to the 1933 Act Registration Statement.

       2.       Constituent Instruments defining rights of holders of the Common
                Stock:

                a. The Amended and Restated Certificate of Incorporation of Registrant filed as Exhibit 3.1 to the 1933 Act Registration Statement.

                b. The Bylaws of Registrant filed as Exhibit 3.2 of the 1933 Act Registration Statement.

       3. The Investors' Rights Agreement dated as of August 1, 1996 by and among SignalSoft Corporation, the Investors listed on Exhibit A thereto, David Hose, Mark Flolid and Jim Fitch, as amended filed as Exhibits 10.3, 10.4 and 10.5 to the 1933 Act Registration Statement.

The above-referenced documents filed as exhibits to the 1933 Act Registration Statement are hereby incorporated by reference pursuant to Rule12b-32 of the Securities Exchange Act of 1934.


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




                                   SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SIGNALSOFT CORPORATION


                              By:      /s/ Andrew M. Murray
                                 -----------------------------------------------
                              Name:    Andrew M. Murray
                              Title:   Senior Vice President of Finance, Chief
                                       Financial Officer and Secretary-Treasurer



Date:  July 28, 2000